Exhibit 1.1

OTIS WORLDWIDE CORPORATION

¥21,500,000,000 0.370% NOTES DUE 2026

UNDERWRITING AGREEMENT

March 5, 2021

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

SMBC Nikko Securities America, Inc.
277 Park Avenue, Fifth Floor
New York, New York 10172
USA

As Representatives of the several Underwriters named in Schedule A hereto.

Ladies and Gentlemen:

1.          Introductory. Otis Worldwide Corporation, a Delaware corporation (the “Company”), agrees with J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc. (together, the “Representatives”) and each of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters ¥21,500,000,000 principal amount of its 0.370% Notes due 2026 (the “Notes”) to be issued under the indenture, dated as of February 27, 2020 (the “Base Indenture”), as supplemented by a second supplemental indenture thereto, to be dated as of March 11, 2021 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), in each case between the Company and the Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). In connection with the issuance of the Notes, the Company will enter into a Paying Agency Agreement (the “Agency Agreement”), to be dated as of  March 11, 2021 (as defined herein), between the Company and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”).

2.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-240269), including a related prospectus, covering the registration of the Notes under the Act, which registration statement became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement as of such time that, in any case, has not been superseded or modified. “Registration Statement” without reference to a particular time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

For purposes of this Agreement:

“430B Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 9:30 A.M. (Tokyo time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Notes and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement at such time. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)          Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became or was deemed to have become effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Applicable Time and (D) on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will comply in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document (i) based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof, or (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”).

(c)          Automatic Shelf Registration Statement.

(i)          Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, and (D) at the Applicable Time, the Company was a “well known seasoned issuer,” as defined in Rule 405, including not being an “ineligible issuer,” as defined in Rule 405 at such time.

(ii)          Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)          Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Notes remain unsold in the initial distribution by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representatives of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)          Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e)          General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated March 3, 2021, the base prospectus, dated July 31, 2020 (which, collectively, constitute the most recent Statutory Prospectus distributed to potential investors in the Notes), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus (i) based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof, or (ii) relating to that part of the Registration Statement that constitutes the Form T-1.

(f)          Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, when considered together with the General Disclosure Package, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Representatives and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The first sentence of this paragraph (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)          No Material Adverse Change in Business. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change (nor any development or event which would reasonably be expected to have a prospective material adverse change) in the financial condition, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, other than those set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus.

(h)          Due Organization of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)          Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly in all material respects the consolidated financial position of Company as of the dates indicated and the consolidated results of the Company’s operations for the periods specified; and such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis.  The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on, or derived from, sources that the Company believes to be reliable and accurate in all material respects.

(j)          Non-GAAP Financial Measures.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act.

(k)          Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E)  the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(l)          Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(m)          Cybersecurity. The Company has commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of its material information technology equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including personally identifiable or regulated data (“Personal Data”)) used by the Company and each of its subsidiaries.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there have been no breaches or unauthorized uses of the IT Systems or Personal Data and (ii) the Company is presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(n)          Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened.

(o)          Compliance with Government Regulations. The Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, judicial decisions and orders relating to the conduct or operations of their businesses (collectively, the “Applicable Law”), except for any failure to comply with Applicable Law that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)          Foreign Corrupt Practices Act. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action (with respect to any agent or affiliate, while acting on behalf of the Company or any of its subsidiaries), directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect, and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(q)          Money Laundering Laws. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any analogous regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(r)          Sanctions. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company (i) is, or is majority owned by, or, where relevant under applicable laws, is controlled by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State or the Bureau of Industry and Security of the United States Department of Commerce) or, to the extent applicable, the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, or (iii) will, directly or knowingly indirectly, use the proceeds of the offering of the Notes (including by lending, contributing or otherwise making available such proceeds to any subsidiary, joint venture partner or other individual or entity, in each case directly or knowingly indirectly) in any manner that would result in a violation of any Sanctions, or would result in the imposition of Sanctions against, any individual or entity participating in the offering, whether as Underwriter, advisor, investor or otherwise. Each of J.P. Morgan Securities plc and Morgan Stanley & Co. International plc agree that they are not entitled to the benefits of the representations and undertakings in this Section 2(r) if and to the extent that such representations and undertakings are or would be unenforceable by reason of violation of (i) any provision of the Council Regulation (EC) No. 2271/96 (the “Blocking Regulation”) (or any law or regulation implementing such Blocking Regulation in any member state of the European Union) or (ii) any similar antiboycott law or regulation in the United Kingdom.

(s)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(u)          Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). At the Closing Date, the Supplemental Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(v)          Notes. The Notes have each been duly authorized by the Company; the Notes, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions. On the Closing Date, the Notes will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Indenture.

(w)          Paying Agency Agreement. The Agency Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Paying Agent, constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

3.          Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.40% of the principal amount thereof, the Notes set forth opposite the name of such Underwriter on Schedule A hereto.

Payment for and delivery of the Notes will be made on March 11, 2021, or at such other time or place on the same or such other date, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”  For purposes of this Agreement, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, London, England or Tokyo, Japan.

Payment for the Notes shall be made by wire transfer in immediately available funds in Japanese yen to the account specified to the Underwriters by the Company against delivery of the Notes in book-entry form through a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear system, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Notes to the Underwriters duly paid by the Company, except to the extent such taxes were imposed due to the failure of an Underwriter, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes. The Global Notes will be made available for inspection by the Underwriters not later than twenty-four hours prior to the Closing Date.

4.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus. The Company acknowledges and agrees that each Underwriter may offer and sell Notes to or through any affiliate of such Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through the applicable Underwriter as set forth in the Final Prospectus and in accordance with this Agreement and in compliance with applicable law.

5.          Certain Agreements of the Company. The Company agrees with each of the several Underwriters that:

(a)          Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the time period prescribed by such Rule.

(b)          Blue Sky Qualifications. The Company will promptly from time to time take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the initial distribution of the Notes; provided that the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject, or to make any changes to its certificate of incorporation, by-laws or other organizational documents.

(c)          Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time; and will make no amendment or supplement which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)          Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement in New York City and Tokyo, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Notes is (or, but for the exemption in Rule 172, would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act and the Rules and Regulations, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(f)          Rule 158. As soon as practicable, but not later than 15 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(g)          Reporting Requirements. For so long as the Notes remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports to the Underwriters.

(h)          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation and, printing and distribution of the Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectuses (and any amendments and supplements thereto) to investors or prospective investors and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or reproducing copies of any Agreement among Underwriters, this Agreement, the Indenture, the Paying Agency Agreement, the Notes, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) filing fees and other expenses relating to filings and clearances with the Financial Industry Regulatory Authority, Inc., (vi) any fees and expenses in connection with approval by Clearstream, Euroclear and the Common Depositary for clearance and settlement, (vii) the fees and expenses of the Trustee, any agent of the Trustee and the Paying Agent and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (viii) all costs and expenses incurred by the Company in connection with any “road show” presentation to potential purchasers of the Notes.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, travel and lodging expenses of any of their representatives (including for any chartered aircraft or other transportation) and any advertising expenses connected with any offers they may make.

(i)          Restriction on Sale of Notes. The Company will not offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act, relating to any securities of the Company that are substantially similar to the Notes, or publicly disclose the intention to make any such offer, sale, issuance, pledge, disposition or filing without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date.

(j)          Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k)          Disclosure Requirement. The Company has not issued any securities of the same or a similar class as the Notes in Japan, the offering of which subjects the Company to continuous disclosure obligations under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended).

6.          Free Writing Prospectuses.

(a)          Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)          Term Sheets. The Company will prepare a final term sheet relating to the Notes, containing only information that describes the final terms of the Notes and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Notes. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the condition that all representations and warranties of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          Accountants’ Comfort Letter.(i)          The Representatives shall have received, at the request of the Company, letters, in a form reasonably acceptable to the Representatives, dated the date hereof and the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b)          Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be threatened by the Commission.

(c)          No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole,  except set forth or contemplated by the Registration Statement, General Disclosure Package or Final Prospectus, the effect of which is, when viewed in relation to the Company and its subsidiaries taken as a whole, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to  proceed with the offering or the delivery of,  the Notes on the terms or in the manner contemplated by this Agreement and each of the General Disclosure Package and the Final Prospectus; or (ii) any downgrading in, or withdrawal of, the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d)          Opinion of Counsel for Company. The Representatives shall have received an opinion letter and negative assurance statement, each dated such Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively. Such opinion letter and negative assurance statement shall be rendered to the Representatives at the request of the Company and shall so state therein. The Company intends and agrees that Wachtell, Lipton, Rosen & Katz is authorized to rely upon all of the representations made by the Company in this Agreement in connection with rendering its opinions pursuant to this subsection.

(e)          Opinion of Japanese Counsel for Company. The Representatives shall have received an opinion letter, dated such Closing Date, of Anderson Mori & Tomotsune, Japanese counsel for the Company, substantially to the effect set forth in Exhibit B hereto.

(f)          Opinion  of  Chief General  Counsel  of  the  Company.  The Representatives shall have received an opinion letter, dated such Closing Date, of  Nora E. LaFreniere,  Chief General  Counsel  of  the  Company,  substantially to the effect set forth in Exhibit C hereto.

(g)          Opinion of Counsel for Underwriters. The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may customarily require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)          Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)          Supplemental Indenture. The Supplemental Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed, thereof.

(j)          Rating. As of the Closing Date, the Notes shall be rated at investment grade by each of Moody’s Investors Service, Inc. and S&P Global Ratings (a division of S&P Global, Inc.) and the Company shall have delivered to the Representatives a letter dated as of the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings.

(k)          Eligibility for Clearance and Settlement. The Notes shall be eligible for clearance and settlement through Clearstream and Euroclear.

The Company will furnish the Representatives with such conformed copies of such certificates, letters and documents as the Representatives reasonably request. The Representatives may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

8.          Indemnification and Contribution.

(a)          Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such indemnified party is a party thereto), whether threatened or commenced, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in subsection (b) below.

(b)          Indemnification of Company. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made based upon written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not the Company is a party thereto), whether threatened or commenced, as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Final Prospectus: (i) the legal and marketing names of the Underwriters on the front and back cover pages of the Final Prospectus and in the table showing the principal amounts of Notes purchased by the Underwriters under the caption “Underwriting,” the paragraph under the caption “stabilization” on page v of the Final Prospectus, and (iii) the third and fourth sentences of the eighth paragraph and the ninth, tenth, eleventh, twelfth and thirteenth paragraphs, under the caption “Underwriting.”

(c)          Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing thereof.  The omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties, or both, which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation conducted at the request of such indemnifying party) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall have any liability for any settlement of any action effected without its prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party could have sought indemnity hereunder unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes and also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received from the offering by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to Notes investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and each Underwriter’s affiliates, directors and officers; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.          Default of Underwriters

(a)          If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein.  If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one‑eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5(h) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.          Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i)(x) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange and shall not have resumed as of the Closing Date or (y) trading in securities generally on the New York Stock Exchange or Tokyo Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a general banking moratorium shall have been declared by any U.S. federal, New York, Japanese or European Union authorities; (iii) there shall have been any major disruption of settlements of securities, payment, or clearance services in Japan or with respect to the Clearstream or Euroclear systems in Europe; or (iv) there shall have occurred any  outbreak or material escalation of hostilities , calamity or crisis, if the effect of any such outbreak, calamity or crisis in this clause (iv) with respect to the financial markets of the United States, the European Union or Japan, in the reasonable judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to  proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

11.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Notes have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.          Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile and confirmed to the Representatives at: J.P. Morgan Securities plc, at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London E14 4QA, UK (fax: +44 207 056 4984), Attention: Head of Transaction Management Group; SMBC Nikko Securities America, Inc. at 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets; or, if sent to the Company, will be mailed, delivered or transmitted via email and confirmed to it at Otis Worldwide Corporation, email: corpsecretary@otis.com and Imelda.Suit@otis.com; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or transmitted via facsimile and confirmed to such Underwriter.

13.          USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

16.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by “.pdf” electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

17.          Tax Matters. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons the “tax treatment” and “tax structure” (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.

18.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Notes and that no fiduciary, advisory or agency relationship between the Company on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)          Arm’s Length Negotiations. The price of the Notes set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

19.          Applicable Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

20.          Trial by Jury.  The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.          Contractual Recognition of UK Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)
the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of an Underwriter to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

ii.
the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

iii.	the cancellation of the UK Bail-in Liability;

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 21

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

22.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)          As used in this Section 22:

(i)          BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following:

(A)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.          UK MiFIR Product Governance. Each of the Underwriters agrees that a determination will be made in relation to each issue about whether, for the purpose of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), any Underwriter subscribing for any Notes is a manufacturer in respect of such Notes, but that, otherwise, neither the Underwriters nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

[Signature pages follow.]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

OTIS WORLDWIDE CORPORATION.

By:	/s/ Imelda Suit
Name:	Imelda Suit
Title:	Vice President, Tresurer

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES PLC

By:	/s/ Dimis Theodorou
Name:	Dimis Theodorou
Title:	Executive Director

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Rachel Holdstock
Name:	Rachel Holdstock
Title:	Executive Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Omar F. Zaman
Name:	Omar F. Zaman
Title:	Managing Director

(Signature Page to Underwriting Agreement)

SCHEDULE A

Underwriter	Principal Amount of Notes
J.P. Morgan Securities plc	¥6,450,000,000
Morgan Stanley & Co. International plc	¥6,450,000,000
SMBC Nikko Securities America, Inc.	¥6,450,000,000
Mizuho Securities USA LLC	¥1,075,000,000
Standard Chartered Bank	¥1,075,000,000
Total:	¥21,500,000,000

Schedule A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

Final Term Sheet, dated March 5, 2021 for the Notes, a copy of which is attached hereto as Annex I.

2.	Other Information Included in the General Disclosure Package

None.

Schedule B-1

ANNEX I

Final Term Sheet

Otis Worldwide Corporation

¥21,500,000,000 0.370% Notes Due 2026

Issuer:	Otis Worldwide Corporation
Offering Format:	SEC Registered
Trade Date:	March 5, 2021
Settlement Date:	March 11, 2021 (T+4)
Title of Securities:	0.370% Notes due 2026 (the “Notes”)
Expected Ratings (Moody’s / S&P):*	[Intentionally Omitted]
Principal Amount:	¥21,500,000,000
Maturity Date:	March 18, 2026
Interest Payment Dates:
March 11 and September 11 of each year, beginning September 11, 2021. If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Long last coupon for the last interest period.

Yield to Maturity:	0.370%
Coupon:	0.370%
Day Count Convention:	30/360
Business Day Centers:	Tokyo, London, City of New York or the relevant Place of Payment
Issue Price to Public:	100% of the principal amount
Change of Control Repurchase:
Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a below investment grade rating of the notes by Moody’s and S&P), unless the Issuer has exercised its right to redeem the Notes, each holder of the Notes will have the right to require the Issuer to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the change of control payment date.

Annex I-1

Minimum Denominations:	¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof
Net Proceeds (before expenses):	¥21,371,000,000
Use of Proceeds:	Repayment of Euro-denominated commercial paper
Joint Book-Running Managers:	J.P. Morgan Securities plc Morgan Stanley & Co. International plc SMBC Nikko Securities America, Inc.
Co-Managers:	Mizuho Securities USA LLC Standard Chartered Bank
Paying Agent:	The Bank of New York Mellon, London Branch
Listing:	None
COMMON CODE / CUSIP / ISIN:	231115021 / 68902V AN7 / XS2311150218

*   Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Manufacturer target market (MIFID II product governance / UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail investors in EEA or the United Kingdom, respectively.

Settlement Period: The closing will occur on March 11, 2021, which will be more than two Tokyo business days after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in two business days, unless the parties to a trade expressly agree otherwise.

The Issuer has filed a Registration Statement (File No. 333-240269), including a prospectus dated July 31, 2020 and a preliminary prospectus supplement dated March 3, 2021, with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement, the preliminary prospectus supplement for the offering to which this communication relates and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling: J.P. Morgan Securities plc collect at +44-207-134-2468, Morgan Stanley & Co. International plc toll-free at 1-866-718-1649 or SMBC Nikko Securities America, Inc. at (888) 868-6856. You are advised to obtain a copy of the prospectus and related prospectus supplement for the offering to which this communication relates and to carefully review the information contained or incorporated by reference therein before making any investment decision.

Annex I-2

EXHIBIT A-1

Form of Wachtell, Lipton, Rosen & Katz Opinion

Exhibit A-1-1

EXHIBIT A-2

Form of Wachtell, Lipton, Rosen & Katz Negative Assurance Statement

Exhibit A-2-1

EXHIBIT B

Form of Anderson Mori & Tomotsune Opinion Letter

Exhibit B-1

EXHIBIT C

Form of Chief Legal Counsel Opinion Letter

Exhibit C-1